DRAFT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 13, 2006

Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32347

Delaware	No. 88-0326081
(State of Incorporation)	(I.R.S. Employer Identification No.)

6225 Neil Road, Suite 300, Reno, Nevada	89511
(Address of principal executive offices)	(Zip code)
Not Applicable
(Former name or former address, if changed since last report)

 Registrant's telephone number, including area code: (775) 356-9029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01

Entry into a Material Definitive Agreement

Signatures

Exhibit Index

Exhibit 10

Ex-10.1

Compensation Schedule

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2006, the Board of Directors of Ormat Technlologies, Inc. (the Registrant) voted unanimously to amend the Registrant’s non-employee director Compensation Schedule previously filed with the SEC.  The amendment provides for an increase in the amount of shares underlying the annual grant of call options, from 5,000 to 7,500 shares for each director.

A copy of the Registrant’s amended Compensation Schedule in connection herewith is furnished as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are furnished as part of this report on Form 8-K:

10.1 Registrant’s amended Compensation Schedule.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally relate to the Registrant’s plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends.  Actual future results may differ materially from those projected as a result of certain risks and uncertainties.  For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006 and the Prospectus Supplement filed with the Securities and Exchange Commission on April 5, 2006.

These forward-looking statements are made only as of the date hereof, and the Registrant undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

(Registrant)

By

/s/ Yehudit Bronicki

Yehudit Bronicki

Chief Executive Officer

Date: November 13, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Registrant’s Compensation Schedule